Exhibit 10.6

SUBORDINATED LOAN AND SECURITY AGREEMENT

This SUBORDINATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of October 22, 2012 (the “Effective Date”) by and among: (a) SILICON VALLEY BANK, a California corporation (“SVB”; and in its capacity as Administrative Agent, the “Agent”), (b) SVB, SILVER LAKE WATERMAN FUND, L.P., a Delaware limited partnership (“Silver Lake”) and any other Lenders listed on Schedule 1 hereto and otherwise party hereto from time to time (each a “Lender”, and collectively the “Lenders”), and (c) (i) EVERYDAY HEALTH, INC., a Delaware corporation (“Everyday Health”), (ii) EVERYDAY HEALTH MEDIA, LLC, a Delaware limited liability company (“Media”), and (iii) MEDPAGE TODAY, L.L.C., a New Jersey limited liability company (“MedPage”) (Everyday Health, Media and MedPage are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”), provides the terms on which Lenders shall lend to Borrower and Borrower shall repay Lenders. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP (except for any noncompliance with FAS 123R in monthly reporting). The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2 LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Lenders the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1 Term Loan Advance.

(a) Availability. Subject to the terms and conditions of this Agreement, within three (3) Business Days after the Effective Date, each Lender agrees (jointly and not severally) to make one (1) advance available to Borrower in an amount equal to such Lender’s Commitment Percentage multiplied by Thirty-Five Million Dollars ($35,000,000.00) (such advance, plus the Term Loan PIK Amount, the “Term Loan Advance”). After repayment, the Term Loan Advance may not be reborrowed.

(b) Interest Payments. Commencing on the first Payment Date following the Funding Date of the Term Loan Advance, and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of the Term Loan Advance (including the Term Loan PIK Amount) at the rate set forth in Section 2.2(a). In addition, any portion of interest on the outstanding principal amount of the Term Loan Advance accruing at the Term Loan PIK Rate shall be paid-in-kind by being added to the outstanding principal amount of the Term Loan Advance and any such interest so paid-in-kind shall be deemed capitalized on the first (1st) calendar day of each month, and thereafter, the Term Loan Advance shall bear interest at the aggregate rate as provided hereunder.

(c) Repayment. All outstanding principal and accrued and unpaid interest with respect to the Term Loan Advance (including the Term Loan PIK Amount), and all other outstanding Obligations with respect to the Term Loan Advance, are due and payable in full on the Term Loan Maturity Date.

(d) Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advance, provided Borrower (i) delivers written notice to Agent of its election to prepay the Term Loan Advance at least three (3) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advance (including the Term Loan PIK Amount), (B) the Prepayment Premium, and (C) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advance (including the Term Loan PIK Amount), including interest at the Default Rate with respect to any past due amounts.

(e) Mandatory Prepayment Upon an Acceleration. If the Term Loan Advance is accelerated by Agent following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Agent an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advance (including the Term Loan PIK Amount), and (ii) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advance (including the Term Loan PIK Amount), including interest at the Default Rate with respect to any past due amounts.

2.2 Payment of Interest on the Term Loan Advance.

(a)  Interest Rate. Subject to Section 2.2(b), the principal amount outstanding for the Term Loan Advance (including the Term Loan PIK Amount) shall accrue interest at the aggregate of (i) a fixed per annum rate equal to ten and one-half of one percent (10.50%), which interest shall be payable monthly in accordance with Section 2.2(e) below, plus (ii) the Term Loan PIK Rate, compounded monthly, and payable on the Term Loan Maturity Date.

(b)  Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations in connection with the Term Loan Advance shall bear interest at a rate per annum which is three percentage points (3.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c)  Computation; 360-Day Year. In computing interest, the date of the making of the Term Loan Advance shall be included and the date of payment shall be excluded; provided, however, that if the Term Loan Advance is repaid on the same day on which it is made, such day shall be included in computing interest on the Term Loan Advance. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(d)  Debit of Accounts. Agent may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal (including the Term Loan PIK Amount) and interest payments or any other amounts Borrower owes Agent or Lenders when due. These debits shall not constitute a set-off.

(e) Interest Payment Date. Unless otherwise provided, interest is payable monthly on the Payment Date.

2.3 Fees. Borrower shall pay to Agent, for the ratable benefit of Lenders:

(a)  Commitment Fee. A fully earned, non-refundable commitment fee of Five Hundred Twenty-Five Thousand Dollars ($525,000.00) on the Effective Date (to be shared between the Lenders as follows: (i) Three Hundred Thousand Dollars ($300,000.00) to SVB and (ii) Two Hundred Twenty-Five Thousand Dollars ($225,000.00) to Silver Lake);

(b)  Prepayment Premium. The Prepayment Premium, when due hereunder; and

(c)  Lender Expenses. All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.4 Payments. All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

3 CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make the initial Credit Extension is subject to the condition precedent that Agent shall have received, in form and substance satisfactory to Agent and each Lender, such documents, and completion of such other matters, as Agent or Lenders may reasonably deem necessary or appropriate, including, without limitation:

(a)  duly executed original signatures to the Loan Documents;

(b)  duly executed original signatures to the SVB Control Agreement and any other Control Agreement(s) required by Agent;

(c)  Borrower’s Operating Documents and (i) a long form good standing certificate of each of Everyday Health and Media certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date, and (ii) a long form good standing certificate of MedPage certified by the Secretary of State of the State of New Jersey as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)  certificates of good standing of Borrower (with respect to Everyday Health, for New York, New Jersey, California, Massachusetts, Pennsylvania and Ohio; with respect to Media, for New York and California; and with respect to MedPage, for California, District of Columbia, Maryland, New York, Ohio, Pennsylvania and West Virginia), certified by the applicable Secretary of State as of a date no earlier than thirty (30) days prior to the Effective Date;

(e)  a (i) Secretary’s Corporate Borrowing Certificate with completed Borrowing Resolutions for Everyday Health and (ii) Limited Liability Company Borrowing Certificate with completed Borrowing Resolutions for each of Media and MedPage;

(f)  duly executed original signature page to a payoff letter from ESCALATE CAPITAL PARTNERS SBIC I, L.P.;

(g)  evidence that (i) the Liens securing Indebtedness owed by Borrower to ESCALATE CAPITAL PARTNERS SBIC I, L.P. will be terminated and (ii) the documents and/or filings evidencing such Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated;

(h) certified copies, dated as of a recent date, of financing statement searches, as Agent or Lenders shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan Advance, will be terminated or released;

(i) the Perfection Certificate of Borrower, together with the duly executed original signatures thereto;

(j) a landlord’s consent in favor of Agent, for the ratable benefit of Lenders, with respect to Borrower’s location at 37 Main Street/4 Marshall Street, North Adams, Massachusetts 01247, together with the duly executed original signatures thereto;

(k) a bailee’s waiver in favor of Agent, for the ratable benefit of Lenders, from SunGard Availability Services LP with respect to 410 Commerce Boulevard, Carlstadt, New Jersey 07072, together with the duly executed original signatures thereto;

(1) a legal opinion of Borrower’s counsel dated as of the Effective Date, together with the duly executed original signature thereto;

(m) a capitalization table (in connection with the Warrant);

(n) evidence satisfactory to Agent that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses and cancellation notice to Agent (or endorsements reflecting the same) in favor of Agent;

(o) the SBA Documents; and

(p) payment of the fees and Lender Expenses then due as specified in Section 2.3 hereof.

3.2 Conditions Precedent to all Credit Extensions. Each Lender’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)  timely receipt of an executed Payment/Advance Form;

(b)  receipt by Silver Lake of an executed Silver Lake Promissory Note for the amount of such Credit Extension advanced by Silver Lake;

(c)  the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(d)  in Agent’s and each Lenders’ good faith discretion, there has not been a material adverse change in the general affairs, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent financial forecast of Borrower presented to and accepted by Agent and Lenders prior to the execution of this Agreement.

3.3  Covenant to Deliver. Borrower agrees to deliver to Agent each item required to be delivered to Agent under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Agent of any such item shall not constitute a waiver by Agent or Lenders of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in each Lender’s sole discretion.

3.4  Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, to obtain a Credit Extension, Borrower must notify each Lender (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by no later than 12:00 p.m. Eastern time fifteen (15) Business Days before the proposed Funding Date of such Credit Extension (provided, however, with respect to the Term Loan Advance only, so long as each Lender has received a Payment/Advance Form by the Effective Date, the Funding Date for the Term Loan Advance will be three (3) Business Days following the Effective Date). Such notice shall be a Payment/Advance Form and must be signed by a Responsible Officer or his or her designee. If Borrower satisfies the conditions of the Credit Extension, each Lender shall credit and/or transfer (as applicable) to Borrower’s deposit account, an amount equal to its Commitment Percentage multiplied by the amount of the Credit Extension. Each Lender may make Credit Extensions under this Agreement based on instructions from a Responsible Officer or his or her designee or, with notice to Borrower, without instructions if the Credit Extensions are necessary to meet Obligations which have become due. Each Lender may rely on any telephone notice given by a person whom such Lender believes is a Responsible Officer or designee.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Agent, for the ratable benefit of each Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of each Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with SVB. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes SVB thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower, SVB, Agent and each Lender to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly have superior priority to Agent’s Lien in this Agreement and those Liens granted to SVB pursuant to the Senior Loan Agreement).

If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Agent shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Agent shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to SVB in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to SVB cash collateral in an amount equal to (i) one hundred five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars, plus (ii) one hundred ten percent (110.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus (iii) all interest, fees, and costs due or to become due in connection therewith (as estimated by SVB in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted to have priority over Agent’s Lien under this Agreement and those Liens granted to SVB pursuant to the Senior Loan Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof and grant to Agent in such writing, for the ratable benefit of Lenders, a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.

Agent’s security interest in the assets of Borrower securing the Obligations of Borrower to Lenders under this Agreement shall be junior and subordinate to SVB’s security interest in the assets of Borrower securing the Obligations of Borrower to SVB under the Senior Loan Agreement.

4.3 Authorization to File Financing Statements. Borrower hereby authorizes Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Agent’s and Lenders’ interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and Lenders under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Agent’s discretion.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization; Authorization; Power and Authority. Borrower and each of its Subsidiaries are duly existing and in good standing as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Agent a completed certificate signed by Borrower (the “Perfection Certificate”). Borrower represents and warrants to Agent and Lenders that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with SVB, the deposit accounts, if any, described in the Perfection Certificate delivered to Agent in connection herewith, or of which Borrower has given Agent notice and taken such actions as are necessary to give Agent, for the ratable benefit of Lenders, a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

No Collateral with an aggregate value in excess of Twenty-Five Thousand Dollars ($25,000.00) per location is in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3  Litigation. There are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened in writing by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4  Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Agent and Lenders fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Agent.

5.5  Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6  Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal

Reserve Board of Governors). Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets have been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

5.7  Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8  Tax Returns and Payments; Pension Contributions. Except as disclosed in the Perfection Certificate, Borrower and each Subsidiary have timely filed all required tax returns and reports, and Borrower and each Subsidiary have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each Subsidiary, provided that Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Except as disclosed in the Perfection Certificate, Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9  Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes; provided, however that the use of the proceeds of the Credit Extensions shall comply with the provisions of the SBA Documents.

5.10  Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Agent or Lenders, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent and Lenders, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Agent and Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best” of Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6 AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to have a material adverse effect on Borrower’s business.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent, for the ratable benefit of Lenders, in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Agent.

6.2 Financial Statements, Reports, Certificates. Deliver to Agent and each Lender:

(a) Accounts Receivable; Accounts Payable. Within thirty (30) days after the last day of each month, aged listings of accounts receivable and accounts payable (by invoice date);

(b)  Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet, cash flow statement, profit and loss statement and income statement covering Borrower’s consolidated operations for such month, certified by a Responsible Officer, prepared under GAAP, consistently applied, and otherwise in a form acceptable to Agent (the “Monthly Financial Statements”);

(c)  Monthly Compliance Certificate. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth such information as Agent or a Lender shall reasonably request;

(d)  Annual Audited Financial Statements. As soon as available, but no later than one hundred eighty (180) days after the last day of each fiscal year of Borrower (beginning with Borrower’s fiscal year ending December 31, 2012 and continuing for each fiscal year thereafter), audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion;

(e)  Other Statements. (i) Within five (5) days of delivery, copies of all statements, reports and notices made generally available to Borrower’s security holders or to any holders of Subordinated Debt, and (ii) within two (2) days following a meeting of Borrower’s board of directors (or the limited liability company equivalent thereof applicable to such Borrower), copies of all statements, reports and notices (including, without limitation, any standard board packages) available to Borrower’s board of directors (or the limited liability company equivalent thereof applicable to such Borrower) in connection with such meeting;

(f)  SEC Filings. In the event that Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address;

(g)  Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000.00) or more;

(h) Projections. Within thirty (30) days after the earlier to occur of (i) approval by Borrower’s board of directors (or the limited liability company equivalent thereof applicable to such Borrower) or (ii) the last day of Borrower’s fiscal year, and in each case contemporaneously with any updates or amendments thereto, annual financial projections approved by Borrower’s board of directors (or the limited liability company equivalent thereof applicable to such Borrower), together with any related business forecasts used in the preparation of such annual financial projections;

(i) Intellectual Property Notice. Prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any copyright, including any subsequent ownership right of Borrower in or to any copyright, patent or trademark not shown in the IP Agreement, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

(j) Valuation Schedules. Within thirty (30) days following their production, valuation schedules prepared in accordance with Section 409(a) of the Internal Revenue Code, in a form acceptable to Agent; and

(k) Other Financial Information. Budgets, sales projections, operating plans and other financial information reasonably requested by Agent or a Lender.

6.3  Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Agent of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000.00).

6.4  Taxes. Except to the extent set forth on the Perfection Certificate, Borrower shall make, and cause each Subsidiary to make, timely payment of all federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Agent, on demand, appropriate certificates attesting to such payments.

6.5  Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location, and as Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Agent. All property policies shall have a lender’s loss payable endorsement showing Agent, for the ratable benefit of Lenders, as the sole lender loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Agent at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Agent’s option, be payable to Agent, for the ratable benefit of Lenders, on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000.00), in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Agent, for the ratable benefit of Lenders, has been granted a first priority security interest subject only to Permitted Liens and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of the Agent, be payable to Agent, for the ratable benefit of Lenders, on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6  Operating Accounts.

(a) To permit Agent to monitor Borrower’s financial performance and condition, Borrower, and all Borrower’s Subsidiaries, shall maintain Borrower’s and such Subsidiaries’ depository and operating accounts and securities accounts with SVB and SVB’s Affiliates; provided, however, Borrower may maintain (i) a security deposit for Paymentech in an aggregate amount not to exceed One Million Dollars ($1,000,000.00) (or such higher amount with Agent’s prior written consent, not to be unreasonably withheld), and (ii) security deposits in respect of Borrower’s current and future office leases in an aggregate amount not to exceed Two Million Dollars ($2,000,000.00) (or such higher amount with Agent’s prior written consent, not to be unreasonably withheld) (collectively, (i) and (ii) are the “Security Deposits”).

(b) Borrower shall identify to Agent, in writing, any deposit or securities account opened by Borrower with any institution other than SVB. In addition, for each account that Borrower at any time opens or maintains, Borrower shall, at Agent’s request and option, pursuant to an agreement in form and substance reasonably acceptable to Agent, cause the depository bank or securities intermediary to agree that such account is the collateral of Agent pursuant to the terms hereunder, which control agreement may not be terminated without the prior written consent of Agent. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees.

6.7 Protection and Registration of Intellectual Property Rights.

(a)  (i) Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Agent in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b)  If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall promptly (and in any event, within two (2) Business Days) provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Agent with at least ten (10) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Agent to perfect and maintain a first priority perfected security interest in such property.

(c)  Provide written notice to Agent within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Agent, for the ratable benefit of Lenders, to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents.

6.8  Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Agent and Lenders, without expense to Agent or Lenders, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or Lenders with respect to any Collateral or relating to Borrower.

6.9  Board Participation Rights. Borrower shall permit a representative from each of Silver Lake and SVB to be present at any meeting of Borrower’s board of directors (or the limited liability company equivalent thereof applicable to such Borrower) (including, without limitation, any meeting conducted via telephone or internet), provided that Borrower may exclude such representatives from any portion of a meeting if Borrower determines it is necessary to preserve attorney client privilege or in connection with adverse matters relating to this Agreement.

6.10  Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Agent, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

6.11  Collateral Audits. Allow Agent and Lenders, or their respective agents, at reasonable times, on three (3) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books, at Borrower’s expense, provided further that, unless an Event of Default has occurred and is continuing, any such inspection or audit shall be limited to one (1) time per year (provided, however, such limitation shall not limit SVB’s rights to perform such inspections and audits under the Senior Loan Agreement pursuant to the terms thereof).

6.12  Eqal. Without limiting the requirements in Section 7 of this Agreement, in the event that Borrower fails to deliver evidence to Agent and Lenders, satisfactory to Agent and Lenders, on or before December 31, 2012, that, on or before such date, Eqal was merged with and into a Borrower (with such Borrower being the surviving legal entity from such merger), Borrower shall, on or before December 31, 2012, cause Eqal to become a co-borrower with respect to this Agreement and the other Loan Documents, grant Agent, for the ratable benefit of Lenders, a first-priority perfected Lien in such assets of Eqal as are consistent with the description of the Collateral hereunder (as if the Collateral were deemed to pertain to the assets of Eqal), and execute and deliver to Agent and Lenders such agreements, certificates and other documents in connection with the foregoing as required by Agent and Lenders.

6.13  Post-Closing Covenant. Borrower shall deliver to Agent, on or before the date that is five (5) days from the Effective Date, each in form and substance satisfactory to Agent: (a) evidence of the termination and discharge of all Liens of Square 1 Bank with respect to the Intellectual Property of Borrower (and of all Persons that have merged into Borrower), together with evidence that such terminations and discharges have been duly filed with the U.S. Patent and Trademark Office and any other applicable filing office, and (b) copies of issued endorsements to Borrower’s (i) liability insurance policies that add Agent as an additional insured, (ii) property insurance policies that add Agent as loss payee and lender loss payable, and (iii) liability insurance and property insurance policies that require the insurance company under such policies to provide at least twenty (20) days prior written notice to Agent before canceling, amending or declining to renew such policies.

7 NEGATIVE COVENANTS

Borrower shall not do any of the following without Agent’s and each Lender’s prior written consent:

7.1  Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; and (e) of other assets of Borrower that do not in the aggregate exceed One Hundred Thousand Dollars ($100,000.00) during any fiscal year.

7.2  Changes in Business, Management, Ownership, or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related or incidental thereto, or have a change in its ownership greater than twenty-five percent (25.0%) (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Agent the venture capital investors prior to the closing of the investment), or suffer the resignation or departure of the Key Person and not hire a replacement reasonably acceptable to Agent for the Key Person within ninety (90) days of the Key Person’s resignation or departure. Borrower shall not, without at least thirty (30) days prior written notice to Agent: (1) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Twenty-Five Thousand Dollars ($25,000.00) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral with an aggregate value in excess of Twenty-Five Thousand Dollars ($25,000.00) per location to a bailee, then Borrower will first receive the written consent of Agent and such bailee must execute and deliver a bailee agreement in form and substance reasonably satisfactory to Agent.

7.3  Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except for Permitted Acquisitions. Notwithstanding the foregoing, a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4  Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5  Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein (except with respect to (a) Permitted Liens that are permitted to have priority over Agent’s Liens and (b) those Liens granted to SVB pursuant to the Senior Loan Agreement), or enter into any agreement, document, instrument or other arrangement (except with or in favor of (i) SVB pursuant to the Senior Loan Agreement or (ii) Agent for the ratable benefit of Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6  Distributions; Investments. (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock except that so long as no Event of Default has occurred and is continuing, Borrower may repurchase stock of former employees, consultants or directors in an aggregate amount (including cancellation of indebtedness) not to exceed One Hundred Twenty-Five Thousand Dollars ($125,000.00) per year.

7.7  Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for sales of equity securities, incurrence of Subordinated Debt and other transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8  Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Agent or Lenders.

7.9  Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, each as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8 EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1  Payment Default. Borrower fails to pay any of the Obligations when due;

8.2  Covenant Default. Borrower fails or neglects to perform any obligation in Section 6 or violates any covenant in Section 7 or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, grace and cure periods provided under this Section 8.2 shall not apply to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain;

8.3  Material Adverse Change. A Material Adverse Change occurs;

8.4  Attachment; Levy; Restraint on Business. (a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with SVB or any SVB Affiliate, or (ii) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and (b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;

8.5  Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6  Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties, other than the Senior Loan Agreement, resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or that could result in a Material Adverse Change;

8.7  Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);

8.8  Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or any Lender or to induce Agent or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9  Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement, intercreditor agreement, or other similar agreement with Agent or any Lender, or any creditor that has signed such an agreement with Agent or any Lender breaches any terms of the agreement;

8.10  Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction; or

8.11  Senior Loan Agreement. The occurrence of an “Event of Default” (as defined in the Senior Loan Agreement) under the Senior Loan Agreement, other than an Event of Default solely resulting from Borrower’s failure to comply with Section 6.7 thereof.

9 AGENT’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. While an Event of Default occurs and continues Agent may, without notice or demand, do any or all of the following:

(a)  declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Agent);

(b)  stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent or Lenders, or cause the Lenders to do so;

(c)  demand that Borrower (i) deposits cash with SVB in an amount equal to the aggregate amount of any letters of credit remaining undrawn, as collateral security for the repayment of any future drawings under such letters of credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any letters of credit;

(d)  settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Agent considers advisable and notify any Person owing Borrower money of Agent’s security interest in such funds and verify the amount of such account. Borrower shall collect all payments in trust for Agent and, if requested by Agent, immediately deliver the payments to Agent in the form received from the Account Debtor, with proper endorsements for deposit;

(e)  make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s or any Lender’s rights or remedies;

(f)  apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Agent owing to or for the credit or the account of Borrower;

(g)  ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Agent, for the ratable benefit of Lenders, is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Agent’s benefit;

(h) place a “hold” on any account maintained with any Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(i) demand and receive possession of Borrower’s Books; and

(j) exercise all rights and remedies available to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent or a third party as the Code permits. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and each of Agent and each Lender is under no further obligation to make Credit Extensions hereunder. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and each of Agent’s and each Lender’s obligation to provide Credit Extensions terminates.

9.3  Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Lender Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Agent will make reasonable effort to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

9.4  Agent’s and Lender’s Liability for Collateral. So long as Agent and Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent or Lenders, Agent and Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.5  Remedies Cumulative. Agent’s or Lenders’ failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent or Lenders thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Agent’s and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent and Lenders have all rights and remedies provided under the Code, by law, or in equity. Agent’s or Lenders’ exercise of one right or remedy is not an election and shall not preclude Agent or Lenders from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Agent’s or Lenders’ waiver of any Event of Default is not a continuing waiver. Agent or Lenders’ delay in exercising any remedy is not a waiver, election, or acquiescence.

9.6  Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent or Lenders on which Borrower is liable.

10 NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. A Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Everyday Health, Inc.
Everyday Health Media, LLC
MedPage Today, L.L.C.
345 Hudson Street, 16th Floor
New York, New York 10014
	Attn:	Alan Shapiro
	Fax:	(646) 728-9506
	Email:	ashapiro@everydayhealthinc.com

with a copy to:	Cooley LLP
1114 Avenue of the Americas
New York, New York 10036
	Attn:	J. Peyton Worley, Esquire
	Fax:	(212) 479-6275
	Email:	pworley@cooley.com

If to SVB:	Silicon Valley Bank
(in any capacity)	901 Fifth Avenue, Suite 3900
Seattle, Washington 98614
	Attn:	Jim Ellison
	E-mail:	jellison@svb.com

with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
	Attn:	David A. Ephraim, Esquire
	Fax:	(617) 880-3456
	Email:	dephraim@riemerlaw.com

If to Silver Lake:	Silver Lake Waterman Fund, L.P.
One Market Plaza, Steuart Tower, Suite 1000
San Francisco, California 94105
	Attn:	Contract Administration
	Email:	SLWContracts@silverlake.com

11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

New York law governs the Loan Documents without regard to principles of conflicts of law. Borrower, Agent and Lenders each submit to the exclusive jurisdiction of the State and Federal courts in New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent or Lenders from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

BORROWER, AGENT AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR

BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12 GENERAL PROVISIONS

12.1  Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Agent’s and each Lender’s prior written consent (which may be granted or withheld in Agent’s and each Lenders’ discretion). Agent and each Lender each has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Agent’s or such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms of the Warrant). Each Lender may elect to participate all or a portion of its interest under this Agreement to any Person, at no cost to Borrower and in consultation with and upon notice to Borrower, provided, however, that if such Person is not a banking, financial institution or other lender in the primary business of making loans, Borrower must consent to such Person, which consent shall not be unreasonably withheld or delayed (it being acknowledged by Borrower that Borrower’s consent is not required for a participation by WestRiver Mezzanine Loans, LLC).

12.2  Indemnification. Borrower agrees to indemnify, defend and hold Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Agent or such Lender (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Agent or Lenders and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims, expenses and/or losses directly caused by an Indemnified Person’s gross negligence or willful misconduct.

12.3  Right of Set Off. Borrower hereby grants to Agent, for the ratable benefit of each Lender, a lien, security interest and right of set off as security for all Obligations to Agent and each Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any entity under the control of Agent (including a subsidiary of Agent) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent and each Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT OR LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.4  Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5  Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6  Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties, provided that Agent provides Borrower and each Lender with written notice of such correction and allows Borrower and each Lender at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Agent, each Lender, and Borrower.

12.7  Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by Borrower, Agent and each Lender. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8  Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9  Borrower Liability. Any Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the others as agent for itself for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent and/or Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 12.9 shall be null and void. If any payment is made to a Borrower in contravention of this Section 12.9, such Borrower shall hold such payment in trust for Agent, for the ratable benefit of Lenders, and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Agent to: (a) proceed against any Borrower or any other person; (b) proceed against or exhaust any security; or (c) pursue any other remedy. Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.

12.10  Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of this Agreement and all Bank Services Agreements. The obligation of Borrower in Section 12.2 to indemnify Agent and Lenders shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.11  Confidentiality. In handling any confidential or proprietary information, Agent and each Lender shall each exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Agent’s or such Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Agent or such Lender, collectively, “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Agent or such Lender shall use commercially reasonable efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Agent’s or such Lender’s regulators or as otherwise required in connection with Agent’s or such Lender’s examination or audit; (e) as Agent or such Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Agent or such Lender so long as such service providers have executed a confidentiality agreement with Agent or such Lender (or are subject to a duty of confidentiality) with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Agent’s or a Lender’s possession when disclosed to Agent such Lender, or becomes part of the public domain after disclosure to Agent or a Lender (through no fault of Agent or such Lender); or (ii) disclosed to Agent or a Lender by a third party if Agent or such Lender does not know that the third party is prohibited from disclosing the information.

Lender Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.12  Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.13  Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14  Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15  Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16  Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13 DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” is defined the preamble hereof.

“Agreement” is defined in the preamble hereof.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by SVB or any SVB Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in SVB’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition entitled “Bank Services” appearing alphabetically in this Section 13.1.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors or managers (and, if required by such Person’s Operating Documents, shareholders or members), as applicable, and delivered by such Person to Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary, manager or member, as applicable, on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent and Lenders a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Agent is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) SVB’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95.0%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Claims” is defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commitment Percentage” is set forth in Schedule 1, as amended from time to time, and shall reflect the actual principal amounts advanced by each Lender.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent, for the ratable benefit of Lenders, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is the Term Loan Advance or any other extension of credit by any Lender for Borrower’s benefit under this Agreement.

“Default Rate” is defined in Section 2.2(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number 3300744674, maintained with SVB.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by SVB at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Effective Date” is defined in the preamble hereof.

“Eqal” is Eqal, Inc., a Delaware corporation.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Everyday Health” is defined in the preamble hereof.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a)  its Copyrights, Trademarks and Patents;

(b)  any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)  any and all source code;

(d)  any and all design rights which may be available to Borrower;

(e)  any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)  all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IP Agreement” is, collectively, (a) that certain Intellectual Property Security Agreement dated as of the Effective Date, executed and delivered by Everyday Health to Agent, for the ratable benefit of Lenders, as amended, modified or restated from time to time, (b) that certain Intellectual Property Security Agreement dated as of the Effective Date, executed and delivered by Media to Agent, for the ratable benefit of Lenders, as amended, modified or restated from time to time, and (c) that certain Intellectual Property Security Agreement dated as of the Effective Date, executed and delivered by MedPage to Agent, for the ratable benefit of Lenders, as amended, modified or restated from time to time.

“Key Person” is Borrower’s Chief Executive Officer.

“Lender” and “Lenders” is defined in the preamble hereof.

“Lender Entities” is defined in Section 12.9.

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and out-of-pocket expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Letter of Credit” is a standby or commercial letter of credit issued by SVB upon request of Borrower based upon an application, guarantee, indemnity or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrant, the Senior Loan Agreement, the Perfection Certificate, the IP Agreement, any Bank Services Agreement, the SBA Documents, the SVB Control Agreement and any other Control Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Agent or Lenders, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Media” is defined in the preamble hereof.

“MedPage” is defined in the preamble hereof.

“Monthly Financial Statements” is defined in Section 6.2(b).

“Obligations” are Borrower’s obligations to pay when due any debts, principal (including the Term Loan PIK Amount), interest, Lender Expenses, the Prepayment Premium, and other amounts Borrower owes Agent or any Lender now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Agent or any Lender and the performance of Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Payment Date” is the first (1st) calendar day of each month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Acquisitions” are acquisitions (whether of a target’s capital stock or assets) by, and/or mergers or consolidations involving, Borrower or a Subsidiary of Borrower, where each of the following conditions are met: (a)  if Borrower or such Subsidiary uses cash as the consideration, the total cash consideration for all such transactions in any fiscal year of Borrower does not in the aggregate exceed Three Million Dollars ($3,000,000.00); (b)  if shares of Borrower’s capital stock and/or securities or instruments convertible into or exercisable for shares of Borrower’s capital stock are used as the consideration (“Share Consideration”), the number of shares constituting such Share Consideration does not exceed, in the aggregate for all such transactions during the term of this Agreement and while any Obligations remain outstanding, ten percent (10.0%) of the total number of shares of Borrower common stock issued and outstanding on and as of the date hereof, calculated on a fully-diluted, as-exercised, as-converted, common stock-equivalent basis (as such number may be adjusted for stock splits, stock dividends and the like); (c) Borrower is the surviving legal entity; (d) Borrower provides to Agent and each Lender evidence reasonably satisfactory to Agent and each Lender of Borrower’s pro forma compliance with any financial covenants set forth in this Agreement for the next testing period after given effect to such merger, consolidation or acquisition; and (e) if the entity acquired is to be maintained as a separate Subsidiary, Borrower has delivered all documents required by Agent and each Lender in order to make any such domestic entity a co-borrower or a secured guarantor (as determined by Agent and each Lender) and to grant Agent, for the ratable benefit of Lenders, a lien in all of any such domestic entity’s assets.

“Permitted Indebtedness” is:

(a)  Borrower’s Indebtedness to Agent and Lenders under this Agreement and the other Loan Documents and Borrower’s Indebtedness to SVB under the Senior Loan Agreement and any Bank Services Agreements;

(b)  Indebtedness existing on the Effective Date which is disclosed in the Perfection Certificate;

(c)  Subordinated Debt;

(d)  other unsecured Indebtedness in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time outstanding;

(e)  Indebtedness to trade creditors incurred in the ordinary course of business;

(f)  Indebtedness secured by Permitted Liens; and

(g)  extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are: (a) Investments existing on the Effective Date which are disclosed in the Perfection Certificate, (b) the Security Deposits, (c) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within one (1) year from its acquisition, (ii) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) SVB’s certificates of deposit issued maturing no more than one (1) year after issue, (d) Investments in Everyday Health India Private Limited for the ordinary and necessary current operating expenses of such entity in an aggregate amount not to exceed Two

Hundred Fifty Thousand Dollars ($250,000.00) per month, (e) Investments accepted in connection with Transfers permitted under Section 7.1, (f) Investments not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to stock purchase plan agreements approved by Borrower’s board of directors (or the limited liability company equivalent thereof applicable to such Borrower); (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business, (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates in the ordinary course of business, provided that this clause (h) shall not apply to Investments of Borrower in any Subsidiary, (i) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year, (j) Investments in connection with the completion of a Permitted Acquisition, and (k) any other investments administered through SVB.

“Permitted Liens” are:

(a)  Liens arising under this Agreement or other Loan Documents, or otherwise existing on the Effective Date which are disclosed on the Perfection Certificate;

(b)  Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Agent’s security interests;

(c)  equipment leases and purchase money Liens securing no more than (i) Five Hundred Thousand Dollars ($500,000.00) in the aggregate amount outstanding with respect to equipment leases and (ii) Five Hundred Thousand Dollars ($500,000.00) in the aggregate amount outstanding with respect to purchase money Liens, in each case (A) on equipment acquired or held (including by lease) by Borrower incurred for financing the acquisition of the equipment, or (B) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d)  Liens securing Subordinated Debt so long as Agent and each Lender have consented to such Liens in writing;

(e)  Liens arising from judgment, decrees or attachments in circumstances not constituting an Event of Default;

(f)  leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses permit granting Agent a security interest; and

(g)  Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (f), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Premium” is an additional fee payable to Agent, for the ratable benefit of Lenders, in an amount equal to, for a prepayment of the Term Loan Advance made (a) on or prior to the date that is one (1) year from the Funding Date of the Term Loan Advance, three percent (3.0%) of the principal amount of the Term Loan Advance (including the Term Loan PIK Amount), (b) after the date that is one (1) year from the Funding Date of the Term Loan Advance but on or prior to the date that is two (2) years from the Funding Date of the Term Loan Advance, two percent (2.0%) of the principal amount of the Term Loan Advance (including the Term Loan PIK Amount), and (c) after the date that is two (2) years from the Funding Date of the Term Loan Advance, one percent (1.0%) of the principal amount of the Term Loan Advance (including the Term Loan PIK Amount).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Vice President of Finance of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Agent’s right to sell any Collateral.

“SBA Documents” means that certain letter agreement, dated as of the date hereof, entered into between Borrower and Silver Lake, SBA Form 1031, SBA Form 652, SBA Form 480 and any other documents required to be delivered to Silver Lake under the rules and regulations of the Small Business Administration.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Deposits” is defined in Section 6.6(a) of this Agreement.

“Senior Loan Agreement” is that certain Loan and Security Agreement dated as of September 22, 2010, among Borrower and SVB, as amended by that certain First Loan Modification Agreement dated as of April 27, 2011, as affected by a certain Joinder Agreement dated as of July 8, 2011, as further amended by a certain Second Loan Modification Agreement dated as of December 21, 2011, as further amended by a certain Third Loan Modification Agreement dated as of August 10, 2012, and as further amended by a certain Fourth Loan Modification Agreement dated as of the Effective Date, as may be further amended, supplemented, restated or otherwise modified from time to time.

“Share Consideration” is defined as set forth in the definition of “Permitted Acquisitions” in this Agreement.

“Silver Lake” is defined in the preamble hereof.

“Silver Lake Promissory Note” is a Secured Promissory Note in favor of Silver Lake in substantially the form attached as Exhibit D hereto.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent and Lenders entered into among Agent, Lenders and the other creditor), on terms acceptable to Agent and Lenders.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.

“SVB” is defined in the preamble hereof.

“SVB Control Agreement” is, collectively, (a) that certain Securities Account Control Agreement by and among SVB Securities, Apex Clearing Corporation, Everyday Health and Agent, (b) that certain Securities Account Control Agreement by and among SVB Securities, Apex Clearing Corporation, Media and Agent, (c) that certain

Securities Account Control Agreement by and among SVB Securities, Apex Clearing Corporation, MedPage and Agent, and (d) that certain Securities Account Control Agreement by and among SVB Asset Management, U.S. Bank, N.A., Everyday Health and Agent.

“Term Loan Advance” is defined in Section 2.1.1(a).

“Term Loan Maturity Date” is the date that is three (3) years from the Effective Date.

“Term Loan PIK Amount” means, as of any date of determination, the amount of all interest accrued with respect to the Term Loan Advance that is required to be paid in kind by being added to the principal balance thereof in accordance with Section 2.2(a) of this Agreement. The Term Loan PIK Amount shall be reduced by any payments made by Borrower to Agent toward the Term Loan PIK Amount for the prior month only, provided (a) such payment is made with contemporaneous or prior written notice to Agent specifying that such payment is on account of the Term Loan PIK Amount and within two (2) days of the last day of such month, and (b) Borrower has made all other required payments hereunder, including without limitation any principal, and interest otherwise payable hereunder.

“Term Loan PIK Rate” means three and one-half of one percent (3.50%) per annum.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Warrant” is, collectively, (a) that certain Warrant to Purchase Stock dated as of the Effective Date between Borrower and SVB, (b) that certain Warrant to Purchase Stock dated as of the Effective between Borrower and Silver Lake, and (c) that certain Warrant to Purchase Stock dated as of the Effective Date between Borrower and WestRiver Mezzanine Loans, LLC.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	EVP and General Counsel

EVERYDAY HEALTH MEDIA, LLC

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	EVP and General Counsel

MEDPAGE TODAY, L.L.C.

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	President

AGENT:

SILICON VALLEY BANK

By:	/s/ Jesse Hurley
Name:	Jesse Hurley
Title:	DTL

LENDERS:

SILICON VALLEY BANK

By:	/s/ Jesse Hurley
Name:	Jesse Hurley
Title:	DTL

SILVER LAKE WATERMAN FUND, L.P.,

By: Silver Lake Waterman Associates, L.L.C.,

its General Partner

By:	/s/ Shawn O’Neill
Name:	Shawn O’Neill
Title:	Managing Director
1

Schedule 1

Lenders and Commitments

Lender	Commitment	Commitment Percentage
Silicon Valley Bank	$20,000,000.00	57.1428571428571%

Silver Lake Waterman Fund, L.P.	$15,000,000.00	42.8571428571429%

Total	$35,000,000.00	100.00%
1

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not be deemed to include (a) any ownership interest in Everyday Health India Private Limited, (b) any ownership interest in any other Foreign Subsidiary in excess of 65% of the total outstanding voting interest in such Foreign Subsidiary, or (c) the Security Deposits (as defined in the Subordinated Loan and Security Agreement among Borrower, Agent and the Lenders) but only to the extent that the granting of a lien to Agent in the Security Deposits would result in a default by Borrower under the documents evidencing such Security Deposits.

2

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is Noon Eastern Time

Fax To:	Date:

Loan Payment:

Everyday Health, Inc.

Everyday Health Media, LLC

MedPage Today, L.L.C.

From Account # __________________________	To Account # _______________________________
(Deposit Account #)	(Loan Account #)
Principal $ ______________________________	and/or Interest $ ______________________________

Authorized Signature:__________________________	Phone Number: _____________________________
Print Name/Title: _____________________________

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account # __________________________	To Account # __________________________
(Loan Account #)	(Deposit Account #)

Amount of Credit Extension: $ _____________________________

All Borrower’s representations and warranties in the Subordinated Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature: __________________________	Phone Number: __________________________
Print Name/Title: __________________________

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Eastern Time

Beneficiary Name: __________________________	Amount of Wire: $ _____________________________
Beneficiary Bank: __________________________	Account Number: ______________________________
City and State: ____________________________

Beneficiary Bank Transit (ABA) #: _____________	Beneficiary Bank Code (Swift, Sort, Chip, etc.): ________
(For International Wire Only)
Intermediary Bank: __________________________	Transit (ABA) #: __________________________
For Further Credit to: ___________________________________________________________________________________

Special Instruction: _____________________________________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: __________________________	2nd Signature (if required): __________________________
Print Name/Title: ______________________________	Print Name/Title: ______________________________
Telephone #: __________________________________	Telephone #: __________________________________
3

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: _______________

FROM: EVERYDAY HEALTH, INC.; EVERYDAY HEALTH MEDIA, LLC; and MEDPAGE TODAY, L.L.C.

The undersigned authorized officer of EVERYDAY HEALTH, INC.; EVERYDAY HEALTH MEDIA, LLC; and MEDPAGE TODAY, L.L.C. (jointly and severally, individually and collectively, “Borrower”) certifies that under the terms and conditions of the Subordinated Loan and Security Agreement among Borrower, Agent and Lenders (as amended, the “Agreement”):

(1) Borrower is in complete compliance for the period ending _________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Lenders.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP (except for any noncompliance with FAS 123R in monthly reporting) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R and A/P Agings	Monthly within 30 days	Yes No
Board Projections	FYE or board approval (whichever is earlier) within 30 days, and as updated	Yes No
409(a) Valuation Schedules	Within 30 days of production	Yes No
Board Reports	2 days after board meeting	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)
1

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

EVERYDAY HEALTH, INC.	AGENT’S USE ONLY

By: ___________________________	Received by: ____________________________
Name: _________________________	AUTHORIZED SIGNER
Title: __________________________	Date: __________________________________

EVERYDAY HEALTH MEDIA, LLC	Verified: _________________________________
AUTHORIZED SIGNER
By: ___________________________
Name: _________________________	Date: ___________________________________
Title: __________________________
	Compliance Status:	Yes No
MEDPAGE TODAY, L.L.C.

By: ___________________________
Name: _________________________
Title: __________________________
2

EXHIBIT D

[Silver Lake Promissory Note]

3

THIS SECURED PROMISSORY NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF OCTOBER __, 2012, AMONG SILICON VALLEY BANK, IN ITS CAPACITY AS THE LENDER UNDER A LOAN AND SECURITY AGREEMENT, DATED AS OF SEPTEMBER 22, 2010, BY AND AMONG SILICON VALLEY BANK, EVERYDAY HEALTH, INC., EVERYDAY HEALTH MEDIA, LLC AND MEDPAGE TODAY, L.L.C., AS AMENDED, SILICON VALLEY BANK, IN ITS CAPACITY AS AGENT AND A SUBORDINATED LENDER UNDER THE LOAN AGREEMENT (AS DEFINED BELOW) AND SILVER LAKE WATERMAN FUND, L.P.

Secured Promissory Note

$_____________	Dated: ______________, 201_

FOR VALUE RECEIVED, the undersigned, EVERYDAY HEALTH, INC., a Delaware corporation (“Everyday Health”), EVERYDAY HEALTH MEDIA, LLC, a Delaware limited liability company (“Media”), and MEDPAGE TODAY, L.L.C., a New Jersey limited liability company (“MedPage”, and together with Everyday Health and Media, jointly and severally, individually and collectively, “Borrower”), HEREBY PROMISES TO PAY, jointly and severally, to the order of SILVER LAKE WATERMAN FUND, L.P. (“Lender”) the principal amount of ______________ Dollars ($__________), which amount is equal to Lender’s Commitment Percentage of the aggregate outstanding principal balance of the Term Loan Advance made on the date hereof to Borrower pursuant to the Subordinated Loan and Security Agreement referred to below (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), plus interest and all other payments arising under the Loan Agreement with respect to Lender’s Commitment Percentage of such Term Loan Advance, on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Loan Agreement.

The cash interest rate per annum for the Term Loan Advance evidenced by this Note determined in accordance with the Loan Agreement is 10.5%. The Term Loan PIK Rate per annum for the Term Loan Advance determined in accordance with the Loan Agreement is 3.5%. All payments due under this Note or under the Loan Agreement shall be payable as and when specified in the Loan Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, the Subordinated Loan and Security Agreement, dated as of October ___, 2012 among Everyday Health, Media, MedPage, Agent and the Lenders, as amended, restated, supplemented or otherwise modified from time to time. This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan Advance, interest on the Term Loan Advance, premium, if any, and all other amounts due Agent and Lenders under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay, severally and jointly, all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Agent or Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

EVERYDAY HEALTH, INC.,
a Delaware corporation

By: ________________________________

Name: ______________________________

Title: _______________________________

EVERYDAY HEALTH MEDIA, LLC,
a Delaware limited liability company

By: ________________________________

Name: ______________________________

Title: _______________________________

MEDPAGE TODAY, L.L.C.,
a New Jersey limited liability company

By: ________________________________

Name: ______________________________

Title: _______________________________

[Signature Page to Secured Promissory Note]